Exhibit 99.1
News

KeyCorp
127 Public Square
Cleveland, OH 44114

CONTACTS:	ANALYSTS	MEDIA
	Vernon L. Patterson	William C. Murschel
	216.689.0520	216.828.7416
	Vernon_Patterson@KeyBank.com	William_C_Murschel@KeyBank.com

Christopher F. Sikora
216.689.3133
Chris_F_Sikora@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

FOR IMMEDIATE RELEASE
KEYCORP REPORTS SECOND QUARTER 2010 PROFIT
•	Net income from continuing operations of $56 million, or $.06 per common share

•	Net interest margin of 3.17%

•	Nonperforming loans decrease by $362 million from first quarter of 2010 to 3.19% of period-end loans

•	Loan loss reserve at 4.16% of total period-end loans

•	Tier 1 common equity and Tier 1 risk-based capital ratios of 8.01% and 13.55%, respectively

•	$7.6 billion in new or renewed lending commitments originated
     CLEVELAND, July 22, 2010 – KeyCorp (NYSE: KEY) today announced second quarter net income from continuing operations attributable to Key common shareholders of $56 million, or $.06 per common share. These results compare to a net loss from continuing operations attributable to Key common shareholders of $394 million, or $.68 per common share, for the second quarter of 2009, which was negatively impacted by an $823 million loan loss provision. Second quarter net income attributable to Key common shareholders was $29 million compared to a net loss attributable to Key common shareholders of $390 million for the second quarter of 2009. Net loss attributable to Key common shareholders for the six-month period ended June 30, 2010 was $67 million compared to a net loss attributable to Key common shareholders of $926 million for the same period one year ago.
     Key’s second quarter earnings improvement results from a lower provision for loan losses, higher fee income, and well-controlled expenses when compared to the first quarter of 2010. Credit quality continued to improve across the majority of the loan portfolios in both Community Banking and National Banking. Net charge-offs declined by $87 million, and nonperforming loans decreased by $362 million from March 31, 2010.
     “These results are encouraging and the return to profitability represents an important step forward for our company,” said Chief Executive Officer Henry L. Meyer III. “Continued improvement in credit quality across most of our businesses was the principal contributor to the quarterly performance.”

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

     Meyer continued: “Key is now focusing on opportunities in a gradually improving economy. That said, some uncertainty remains in the markets, and consumer and business loan demand is soft. Recognizing current economic conditions, we remain focused on investing in our relationship businesses, maintaining our strong capital and liquidity positions, reducing risk, and careful expense control as we navigate through the economic cycle.”
     At June 30, 2010, Key’s estimated Tier 1 common equity ratio was 8.01% compared to 7.51% at March 31, 2010, and estimated Tier 1 risk-based capital ratio was 13.55% up from 12.92% one quarter ago.
     Key’s strong capital and liquidity positions enable the Company to support the borrowing needs of clients. The Company originated approximately $7.6 billion in new or renewed lending commitments to consumers and businesses during the quarter.
     Meyer also noted that Key opened 18 new branches during the first six months and expects to open an additional 22 new branches during the remainder of 2010, increasing its market presence in selected markets of its 14-state branch network. In addition, Key continues with its plans to modernize its existing branches.
     The following table shows Key’s continuing and discontinued operating results for the comparative quarters and for the six-month periods ended June 30, 2010 and 2009.
Results of Operations

	Three months ended			Six months ended
in millions, except per share amounts	6-30-10	3-31-10	6-30-09	6-30-10	6-30-09

Summary of operations
Income (loss) from continuing operations attributable to Key	$97	$(57)	$(230)	$40	$(689)
Income (loss) from discontinued operations, net of taxes (a)	(27)	2	4	(25)	(25)

Net income (loss) attributable to Key	$70	$(55)	$(226)	$15	$(714)

Income (loss) from continuing operations attributable to Key	$97	$(57)	$(230)	$40	$(689)
Less: Dividends on Series A Preferred Stock	6	6	15	12	27
Noncash deemed dividend — common shares exchanged for Series A Preferred Stock	___	___	114	___	114
Cash dividends on Series B Preferred Stock	31	31	31	62	63
Amortization of discount on Series B Preferred Stock	4	4	4	8	8

Income (loss) from continuing operations attributable to Key common shareholders	56	(98)	(394)	(42)	(901)
Income (loss) from discontinued operations, net of taxes (a)	(27)	2	4	(25)	(25)

Net income (loss) attributable to Key common shareholders	$29	$(96)	$(390)	$(67)	$(926)

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.06	$(.11)	$(.68)	$(.05)	$(1.68)
Income (loss) from discontinued operations, net of taxes (a)	(.03)	___	.01	(.03)	(.05)

Net income (loss) attributable to Key common shareholders (b)	$.03	$(.11)	$(.68)	$(.08)	$(1.73)

(a)	In September 2009, management made the decision to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management made the decision to curtail the operations of Austin Capital Management, Ltd., an investment subsidiary that specializes in managing hedge fund investments for its institutional customer base. As a result of these decisions, Key has accounted for these businesses as discontinued operations. The loss from discontinued operations for the six-month period ended June 30, 2010 was primarily attributable to fair value adjustments related to the education lending securitization trusts. Included in the loss from discontinued operations for the six-month period ended June 30, 2009, is a $23 million after tax, or $.05 per common share, charge for intangible assets impairment related to Austin Capital Management.

(b)	Earnings per share may not foot due to rounding.
SUMMARY OF CONTINUING OPERATIONS
     Taxable-equivalent net interest income was $623 million for the second quarter of 2010, and the net interest margin was 3.17%. These results compare to taxable-equivalent net interest income of $575 million and a net interest margin of 2.70% for the second quarter of 2009. The increase in the net interest margin is primarily attributable to lower funding costs. The Company continues to experience an improvement in the mix of deposits by reducing the level of higher costing certificates of deposit and increasing lower costing transaction accounts. The Company expects this change in funding mix to continue through the second half of 2010

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

as certificates of deposit mature and re-price to lower current market rates. Over the past year, funding costs were also reduced by maturities of long-term debt and the 2009 exchanges of capital securities for Key common shares. Key also experienced improved spreads on loan renewals.
     Compared to the first quarter of 2010, taxable-equivalent net interest income decreased by $9 million, and the net interest margin fell by two basis points. Although there was a benefit from the improvement in the mix of deposits, the decline in the net interest margin was largely the result of funds from loan pay downs being reinvested in lower yielding investment securities.
     Key’s noninterest income was $492 million for the second quarter of 2010, compared to $706 million for the year-ago quarter. The second quarter of 2009 included a $125 million net gain from the sale of collateralized mortgage obligations, a $95 million gain related to the exchange of common shares for capital securities, and a $32 million gain from the sale of Key’s claim associated with the Lehman Brothers’ bankruptcy. Additionally, net gains on leased equipment during the second quarter of 2010 declined by $34 million from the year-ago quarter. Partially offsetting this decline in noninterest income were net gains of $25 million from loan sales, and net gains of $17 million from principal investing (including results attributable to noncontrolling interests) in the second quarter of 2010, compared to net losses of $3 million and $6 million for the same period last year, as well as an increase in investment banking and capital markets income of $17 million during the second quarter of 2010.
     The major components of Key’s fee-based income for the past five quarters are shown in the following table.
Fee-based Income – Major Components

in millions	2Q10	1Q10	4Q09	3Q09	2Q09

Trust and investment services income	$112	$114	$117	$113	$119
Service charges on deposit accounts	80	76	82	83	83
Operating lease income	43	47	52	55	59
Letter of credit and loan fees	42	40	52	46	44
Corporate-owned life insurance income	28	28	36	26	25
Electronic banking fees	29	27	27	27	27
Insurance income	19	18	16	18	16
Net gains (losses) from principal investing	17	37	80	(6)	(6)
Investment banking and capital markets income (loss)	31	9	(47)	(26)	14

     Compared to the first quarter of 2010, noninterest income increased by $42 million. This increase in noninterest income resulted from an increase of $22 million in investment banking and capital markets income, a $21 million increase in net gains from loan sales, and increases in various other miscellaneous income components. These gains were partially offset by a $20 million decline in net gains from principal investing (including results attributable to noncontrolling interests).
     Key’s noninterest expense was $769 million for the second quarter of 2010, compared to $855 million for the same period last year. FDIC deposit insurance premiums decreased by $37 million from the second quarter of 2009 as a result of a special assessment imposed during that time period. Key also recorded a credit of $10 million to the provision for losses on lending-related commitments during the second quarter of 2010, compared to a charge to the provision of $11 million in the year-ago quarter. Additionally, in the second quarter of 2009, Key recognized a $16 million charge to the provision for losses on low-income housing tax credit (“LIHTC”) guaranteed funds and incurred $14 million more in operating lease expense than in the current quarter.

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

     Compared to the first quarter of 2010, noninterest expense decreased by $16 million. Nonpersonnel expense decreased by $39 million, reflecting a decrease in other real estate owned (“OREO”) expense of $10 million, an increase in the credit to the provision for losses on lending-related commitments of $8 million, and reductions in various other miscellaneous expense items. These items were partially offset by a $23 million increase in personnel expense due primarily to compensation accruals on increases in fee-related revenues and improved profitability.
ASSET QUALITY
     Key’s provision for loan losses was $228 million for the second quarter of 2010, compared to $823 million for the year-ago quarter and $413 million for the first quarter of 2010. Key’s allowance for loan losses was $2.2 billion, or 4.16% of total loans, at June 30, 2010, compared to 4.34% at March 31, 2010, and 3.48% at June 30, 2009.
     Selected asset quality statistics for Key for each of the past five quarters are presented in the following table.
Selected Asset Quality Statistics from Continuing Operations

dollars in millions	2Q10	1Q10	4Q09	3Q09	2Q09

Net loan charge-offs	$435	$522	$708	$587	$502
Net loan charge-offs to average loans	3.18%	3.67%	4.64%	3.59%	2.93%
Allowance for loan losses	$2,219	$2,425	$2,534	$2,485	$2,339
Allowance for credit losses (a)	2,328	2,544	2,655	2,579	2,404
Allowance for loan losses to period-end loans	4.16%	4.34%	4.31%	4.00%	3.48%
Allowance for credit losses to period-end loans	4.36	4.55	4.52	4.15	3.58
Allowance for loan losses to nonperforming loans	130.30	117.43	115.87	108.52	107.05
Allowance for credit losses to nonperforming loans	136.70	123.20	121.40	112.62	110.02
Nonperforming loans at period end	$1,703	$2,065	$2,187	$2,290	$2,185
Nonperforming assets at period end	2,086	2,428	2,510	2,799	2,548
Nonperforming loans to period-end portfolio loans	3.19%	3.69%	3.72%	3.68%	3.25%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	3.88	4.31	4.25	4.46	3.77

(a)	Includes the allowance for loan losses plus the liability for credit losses on lending-related commitments.
     Net loan charge-offs for the quarter totaled $435 million, or 3.18% of average loans. These results compare to $502 million, or 2.93%, for the same period last year and $522 million, or 3.67%, for the previous quarter. Management expects net charge-offs to remain elevated in 2010 but continue to show improvement in future quarters.
     Key’s net loan charge-offs by loan type for each of the past five quarters are shown in the following table.
Net Loan Charge-offs from Continuing Operations

dollars in millions	2Q10	1Q10	4Q09	3Q09	2Q09

Commercial, financial and agricultural	$136	$126	$218	$168	$168
Real estate ___ commercial mortgage	126	106	165	81	87
Real estate ___ construction	75	157	181	216	133
Commercial lease financing	14	21	39	27	22

Total commercial loans	351	410	603	492	410
Home equity — Community Banking	25	30	27	25	24
Home equity — Other	16	17	19	20	18
Marine	19	38	33	25	29
Other	24	27	26	25	21

Total consumer loans	84	112	105	95	92

Total net loan charge-offs	$435	$522	$708	$587	$502

Net loan charge-offs to average loans from continuing operations	3.18%	3.67%	4.64%	3.59%	2.93%

Net loan charge-offs from discontinued operations — education lending business	$31	$36	$36	$38	$37

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

     Compared to the first quarter of 2010, net loan charge-offs in the commercial loan portfolio decreased by $59 million. The decrease was primarily attributable to a decline in the real estate construction loan portfolio. The level of net charge-offs in the consumer portfolio also declined by $28 million. As shown in the table on page 6, Key’s exit loan portfolio accounted for $114 million, or 26.21%, of Key’s total net loan charge-offs for the second quarter of 2010. Net charge-offs in the exit loan portfolio decreased by $39 million from the first quarter of 2010, primarily driven by improvements in the residential properties – homebuilder and marine portfolios.
     At June 30, 2010, Key’s nonperforming loans totaled $1.7 billion and represented 3.19% of period-end portfolio loans, compared to 3.69% at March 31, 2010, and 3.25% at June 30, 2009. Nonperforming assets at June 30, 2010 totaled $2.1 billion and represented 3.88% of portfolio loans, OREO and other nonperforming assets, compared to 4.31% at March 31, 2010, and 3.77% at June 30, 2009. The following table illustrates the trend in Key’s nonperforming assets by loan type over the past five quarters.
Nonperforming Assets from Continuing Operations

dollars in millions	2Q10	1Q10	4Q09	3Q09	2Q09

Commercial, financial and agricultural	$489	$558	$586	$679	$700
Real estate — commercial mortgage	404	579	614	566	454
Real estate — construction	473	607	641	702	716
Commercial lease financing	83	99	113	131	122
Total consumer loans	254	222	233	212	193

Total nonperforming loans	1,703	2,065	2,187	2,290	2,185
Nonperforming loans held for sale	221	195	116	304	145
OREO and other nonperforming assets	162	168	207	205	218

Total nonperforming assets	$2,086	$2,428	$2,510	$2,799	$2,548

Restructured loans included in nonperforming loans (a)	$213	$226	$364	$65	$7
Nonperforming assets from discontinued operations — education lending business	40	43	14	12	3
Nonperforming loans to period-end portfolio loans	3.19%	3.69%	3.72%	3.68%	3.25%
Nonperforming assets to period-end portfolio loans, plus OREO and other nonperforming assets	3.88	4.31	4.25	4.46	3.77

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.
     Nonperforming assets continued to decrease during the second quarter of 2010, representing the third consecutive quarterly decline. Most of the reduction came from nonperforming loans in the commercial real estate and commercial, financial and agricultural portfolios. These reductions were offset in part by an increase in nonperforming loans held for sale and consumer loans. As shown in the following table, Key’s exit loan portfolio accounted for $385 million, or 18.46%, of Key’s total nonperforming assets at June 30, 2010, compared to $499 million, or 20.55%, at March 31, 2010.
     Shown in the following table are the composition of Key’s exit loan portfolio at June 30, 2010, and March 31, 2010, the net charge-offs recorded on this portfolio for the first and second quarters of 2010, and the nonperforming status of these loans at June 30, 2010, and March 31, 2010.

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Exit Loan Portfolio from Continuing Operations

						Balance on
	Balance		Change	Net Loan		Nonperforming
	Outstanding		6-30-10 vs.	Charge-offs		Status
in millions	6-30-10	3-31-10	3-31-10	2Q10	1Q10	6-30-10	3-31-10

Residential properties ___ homebuilder	$195	$269	$(74)	$20	$44	$109	$167
Residential properties ___ held for sale	25	40	(15)	___	___	25	40

Total residential properties	220	309	(89)	20	44	134	207
Marine and RV floor plan	268	339	(71)	14	28	59	66
Commercial lease financing (a)	2,437	2,685	(248)	44	22	133	191

Total commercial loans	2,925	3,333	(408)	78	94	326	464
Home equity ___ Other	753	795	(42)	16	17	17	18
Marine	2,491	2,636	(145)	19	38	41	16
RV and other consumer	188	201	(13)	1	4	1	1

Total consumer loans	3,432	3,632	(200)	36	59	59	35

Total exit loans in loan portfolio	$6,357	$6,965	$(608)	$114	$153	$385	$499

Discontinued operations — education lending business (not included in exit loans above) (b)	$6,686	$6,268	$418	$31	$36	$40	$42

(a)	Includes the business aviation, commercial vehicle, office products, construction and industrial leases, and Canadian lease financing portfolios; and all remaining balances related to lease in, lease out; sale in, sale out; service contract leases; and qualified technological equipment leases.

(b)	Includes loans in Key’s education loan securitization trusts consolidated upon the adoption of new consolidation accounting guidance on January 1, 2010.
CAPITAL
     Key’s risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2010.
Capital Ratios

	6-30-10	3-31-10	12-31-09	9-30-09	6-30-09

Tier 1 common equity (a) (b)	8.01%	7.51%	7.50%	7.64%	7.36%
Tier 1 risk-based capital (a)	13.55	12.92	12.75	12.61	12.57
Total risk-based capital (a)	17.58	17.07	16.95	16.65	16.67
Tangible common equity to tangible assets (b)	7.65	7.37	7.56	7.58	7.35

(a)	June 30, 2010 ratio is estimated.

(b)	The table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
     As shown in the preceding table, at June 30, 2010, Key had an estimated Tier 1 common equity ratio of 8.01%, an estimated Tier 1 risk-based capital ratio of 13.55%, and a tangible common equity ratio of 7.65%.
     Transactions that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the following table.
Summary of Changes in Common Shares Outstanding

in thousands	2Q10	1Q10	4Q09	3Q09	2Q09

Shares outstanding at beginning of period	879,052	878,535	878,559	797,246	498,573
Common shares exchanged for capital securities	___	___	___	81,278	46,338
Common shares exchanged for Series A Preferred Stock	___	___	___	___	46,602
Common shares issued	___	___	___	___	205,439
Shares reissued (returned) under employee benefit plans	1,463	517	(24)	35	294

Shares outstanding at end of period	880,515	879,052	878,535	878,559	797,246

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

     During each of the first and second quarters of 2010, Key made a $31 million cash dividend payment to the U.S. Treasury Department as a participant in the U.S. Treasury’s Capital Purchase Program. During 2009, Key made four quarterly dividend payments aggregating $125 million to the U.S. Treasury Department.
LINE OF BUSINESS RESULTS
     The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” During the first quarter of 2010, Key re-aligned its reporting structure for its business groups. Prior to 2010, Consumer Finance consisted mainly of portfolios which were identified as exit or run-off portfolios and were included in Key’s National Banking segment. Effective for all periods presented, Key is reflecting the results of these exit portfolios in Other Segments. The automobile dealer floor plan business, previously included in Consumer Finance, has been re-aligned with the Commercial Banking line of business within the Community Banking segment. In addition, other previously identified exit portfolios included in the National Banking segment have been moved to Other Segments. For more detailed financial information pertaining to each business group and its respective lines of business, see the tables at the end of this release.
Major Business Groups

				Percent change 2Q10 vs.
dollars in millions	2Q10	1Q10	2Q09	1Q10	2Q09

Revenue from continuing operations (TE)
Community Banking	$607	$599	$630	1.3%	(3.7)%
National Banking	409	376	445	8.8	(8.1)
Other Segments (a)	86	96	187	(10.4)	(54.0)

Total Segments	1,102	1,071	1,262	2.9	(12.7)
Reconciling Items (b)	13	11	19	18.2	(31.6)

Total	$1,115	$1,082	$1,281	3.0%	(13.0)%

Income (loss) from continuing operations attributable to Key
Community Banking	$32	$6	$(30)	433.3%	N/M
National Banking	33	(33)	(211)	N/M	N/M
Other Segments (a)	29	(47)	8	N/M	262.5%

Total Segments	94	(74)	(233)	N/M	N/M
Reconciling Items (b)	3	17	3	(82.4)	___

Total	$97	$(57)	$(230)	N/M	N/M

(a)	Other Segments’ results for the second quarter of 2009 include net gains of $125 million ($78 million after tax) in connection with the repositioning of the securities portfolio and a $95 million ($59 million after tax) gain related to the exchange of Key common shares for capital securities.

(b)	Reconciling Items for the second quarter of 2009 include a $32 million ($20 million after tax) gain from the sale of Key’s claim associated with the Lehman Brothers’ bankruptcy.
TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Community Banking

				Percent change 2Q10 vs.
dollars in millions	2Q10	1Q10	2Q09	1Q10	2Q09

Summary of operations
Net interest income (TE)	$408	$412	$437	(1.0)%	(6.6)%
Noninterest income	199	187	193	6.4	3.1

Total revenue (TE)	607	599	630	1.3	(3.7)
Provision for loan losses	121	142	199	(14.8)	(39.2)
Noninterest expense	455	467	496	(2.6)	(8.3)

Income (loss) before income taxes (TE)	31	(10)	(65)	N/M	N/M
Allocated income taxes and TE adjustments	(1)	(16)	(35)	93.8	97.1%

Net income (loss) attributable to Key	$32	$6	$(30)	433.3%	N/M

Average balances
Loans and leases	$27,218	$27,769	$30,305	(2.0)%	(10.2)%
Total assets	30,292	30,873	33,162	(1.9)	(8.7)
Deposits	50,421	51,459	52,786	(2.0)	(4.5)

Assets under management at period end	$16,980	$18,248	$15,815	(6.9)%	7.4%

TE = Taxable Equivalent, N/M = Not Meaningful
Additional Community Banking Data

				Percent change 2Q10 vs.
dollars in millions	2Q10	1Q10	2Q09	1Q10	2Q09

Average deposits outstanding
NOW and money market deposit accounts	$19,418	$18,650	$17,367	4.1%	11.8%
Savings deposits	1,870	1,814	1,785	3.1	4.8
Certificates of deposit ($100,000 or more)	6,597	7,363	8,975	(10.4)	(26.5)
Other time deposits	11,248	12,559	14,898	(10.4)	(24.5)
Deposits in foreign office	421	502	549	(16.1)	(23.3)
Noninterest-bearing deposits	10,867	10,571	9,212	2.8	18.0

Total deposits	$50,421	$51,459	$52,786	(2.0)%	(4.5)%

Home equity loans
Average balance	$9,837	$9,967	$10,291
Weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	52	53	53

Other data
Branches	1,019	1,014	993
Automated teller machines	1,511	1,501	1,485

Community Banking Summary of Operations
     Community Banking recorded net income attributable to Key of $32 million for the second quarter of 2010, compared to a net loss attributable to Key of $30 million for the year-ago quarter. Decreases in the provision for loan losses and noninterest expense and an increase in noninterest income contributed to the improvement in the second quarter of 2010.
     Taxable-equivalent net interest income declined by $29 million, or 7%, from the second quarter of 2009, due to declines in average earning assets and average deposits. Average earning assets decreased $3 billion, or 10%, from the year-ago quarter, reflecting reductions in the commercial loan and home equity loan portfolios. Average deposits declined by $2 billion, or 5%. The mix of deposits continues to change from the prior period as higher-costing certificates of deposit originated in prior years mature, partially offset by growth in noninterest-bearing deposits and NOW and money market deposit accounts.
     Noninterest income increased by $6 million, or 3%, from the year-ago quarter, due to higher income from trust and investment services, electronic banking fees, and a reduction in the provision for credit losses from client derivatives. The increase in trust and investment services income reflects increased performance in our Key Private Bank, as well as growth in our branch based investment services. These factors were partially offset by lower service charges on deposits, increased net losses on securities from a Community Development lending investment, and decreases in various other components of noninterest income.

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

     The provision for loan losses declined by $78 million, or 39%, compared to the second quarter of 2009 due to the improved economic conditions from one year ago and lower loan balances.
     Noninterest expense declined by $41 million, or 8%, from the year-ago quarter. FDIC deposit insurance premiums decreased $29 million from the second quarter of 2009 as a result of a special assessment imposed during that time period, and a credit of $4 million was recorded to the provision for losses on lending-related commitments compared to a charge of $4 million recorded in the second quarter of 2009. These decreases were partially offset by increases in personnel expense and professional fees.
National Banking

				Percent change 2Q10 vs.
dollars in millions	2Q10	1Q10	2Q09	1Q10	2Q09

Summary of operations
Net interest income (TE)	$199	$197	$234	1.0%	(15.0)%
Noninterest income	210	179	211	17.3	(.5)

Total revenue (TE)	409	376	445	8.8	(8.1)
Provision for loan losses	99	161	494	(38.5)	(80.0)
Noninterest expense	259	271	292	(4.4)	(11.3)

Income (loss) before income taxes (TE)	51	(56)	(341)	N/M	N/M
Allocated income taxes and TE adjustments	18	(23)	(129)	N/M	N/M

Net income (loss)	33	(33)	(212)	N/M	N/M
Less: Net income (loss) attributable to noncontrolling interests	—	—	(1)	N/M	(100.0)

Net income (loss) attributable to Key	$33	$(33)	$(211)	N/M	N/M

Average balances
Loans and leases	$20,948	$22,440	$28,586	(6.6)%	(26.7)%
Loans held for sale	381	240	393	58.8	(3.1)
Total assets	24,781	26,269	34,798	(5.7)	(28.8)
Deposits	12,474	12,416	13,019	.5	(4.2)

Assets under management at period end	$41,882	$47,938	$47,567	(12.6)%	(12.0)%

TE = Taxable Equivalent, N/M = Not Meaningful
National Banking Summary of Operations
     National Banking recorded net income attributable to Key of $33 million for the second quarter of 2010, compared to a $211 million net loss attributable to Key for the same period one year ago. This improvement in the second quarter of 2010 was a result of a substantial decrease in the provision for loan losses.
     Taxable-equivalent net interest income decreased by $35 million, or 15%, from the second quarter of 2009, primarily due to lower earning assets, partially offset by improved earning asset yields. Average earning assets decreased by $8 billion, or 26%, from the year-ago quarter.
     Noninterest income declined $1 million from the second quarter of 2009. Investment banking and capital markets income increased $18 million, and net gains from loan sales were $9 million, compared to net losses from loan sales of $7 million for the same period one year ago. These gains were offset by decreases in brokerage commissions and fee income of $13 million, operating lease revenue of $8 million, and various other miscellaneous income items from the second quarter of 2009.
     The provision for loan losses in the second quarter of 2010 was $99 million compared to $494 million for the same period one year ago. National Banking continued to experience improved asset quality for the third quarter in a row.

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

     Noninterest expense decreased by $33 million, or 11%, from the second quarter of 2009 as a result of a credit of $6 million to the provision for losses on lending-related commitments compared to a charge of $13 million in the year-ago quarter. Operating lease expense, the provision for losses on LIHTC guaranteed funds, and FDIC deposit insurance premiums also declined from the second quarter of 2009. These improvements were partially offset by an increase in personnel costs and higher costs associated with OREO.
Other Segments
     Other Segments consist of Corporate Treasury, Key’s Principal Investing unit and various exit portfolios which were previously included within the National Banking segment. These exit portfolios were moved to Other Segments during the first quarter of 2010. Prior periods have been adjusted to conform with the current reporting of the financial information for each segment. Other Segments generated net income attributable to Key of $29 million for the second quarter of 2010, compared to net income attributable to Key of $8 million for the same period last year. These results reflect an increase in net interest income from the second quarter of 2009 as well as a decrease in the provision for loan losses. In addition, net gains from principal investing attributable to Key were $12 million during the current quarter, compared to net losses of $10 million in the year-ago quarter. Compared to the same period in the prior year, the impact of the above items was partially offset by net gains of $125 million recorded in connection with the repositioning of the securities portfolio as well as a $95 million gain related to the exchange of Key common shares for capital securities during the second quarter of 2009.
Line of Business Descriptions
Community Banking
Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses with deposit, investment and credit products, and business advisory services.
Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, trust, portfolio management, insurance, charitable giving and related needs.
Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investment and employee benefit programs, succession planning, access to capital markets, derivatives and foreign exchange.
National Banking
Real Estate Capital and Corporate Banking Services consists of two business units, Real Estate Capital and Corporate Banking Services.
Real Estate Capital is a national business that provides construction and interim lending, permanent debt placements and servicing, equity and investment banking, and other commercial banking products and services to developers, brokers and owner-investors. This unit deals primarily with nonowner-occupied properties (i.e., generally properties in which at least 50% of the debt service is provided by rental income from nonaffiliated third parties). Real Estate Capital emphasizes providing clients with finance solutions through access to the capital markets.

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Corporate Banking Services provides cash management, interest rate derivatives, and foreign exchange products and services to clients served by both the Community Banking and National Banking groups. Through its Public Sector and Financial Institutions businesses, Corporate Banking Services also provides a full array of commercial banking products and services to government and not-for-profit entities, and to community banks. A variety of cash management services, including the processing of tuition payments for private schools, are provided through the Global Treasury Management unit.
Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets, and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.
Institutional and Capital Markets, through its KeyBanc Capital Markets unit, provides commercial lending, treasury management, investment banking, derivatives, foreign exchange, equity and debt underwriting and trading, and syndicated finance products and services to large corporations and middle-market companies.
Through its Victory Capital Management unit, Institutional and Capital Markets also manages or offers advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.
     Cleveland-based KeyCorp (NYSE: KEY) is one of the nation’s largest bank-based financial services companies, with assets of approximately $94 billion at June 30, 2010. Key companies provide investment management, retail and commercial banking, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. In 2009, KeyBank was awarded its seventh consecutive “Outstanding” rating for economic development achievements under the Community Reinvestment Act, the only national bank among the 50 largest in the United States to achieve this distinction from the Office of the Comptroller of the Currency. Key has also been recognized for excellence in numerous areas of the multi-channel customer banking experience, including Corporate Insight’s 2009 Bank Monitor for online service. For more information about Key, visit https://www.key.com/.

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, July 22, 2010. An audio replay of the call will be available through July 29, 2010.
For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at https://www.key.com/newsroom.
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in Key’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the period ended March 31, 2010, which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.
###

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	6-30-10	3-31-10	6-30-09
Summary of operations
Net interest income (TE)	$623	$632	$575
Noninterest income	492	450	706

Total revenue (TE)	1,115	1,082	1,281
Provision for loan losses	228	413	823
Noninterest expense	769	785	855
Income (loss) from continuing operations attributable to Key	97	(57)	(230)
Income (loss) from discontinued operations, net of taxes (b)	(27)	2	4
Net income (loss) attributable to Key	70	(55)	(226)

Income (loss) from continuing operations attributable to Key common shareholders	$56	$(98)	$(394)
Income (loss) from discontinued operations, net of taxes (b)	(27)	2	4
Net income (loss) attributable to Key common shareholders	29	(96)	(390)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.06	$(.11)	$(.68)
Income (loss) from discontinued operations, net of taxes (b)	(.03)	—	.01
Net income (loss) attributable to Key common shareholders	.03	(.11)	(.68)

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.06	(.11)	(.68)
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	(.03)	—	.01
Net income (loss) attributable to Key common shareholders — assuming dilution	.03	(.11)	(.68)

Cash dividends paid	.01	.01	.01
Book value at period end	9.19	9.01	10.21
Tangible book value at period end	8.10	7.91	8.93
Market price at period end	7.69	7.75	5.24

Performance ratios
From continuing operations:
Return on average total assets	.44%	(.26)%	(.96)%
Return on average common equity	2.84	(4.95)	(15.54)
Net interest margin (TE)	3.17	3.19	2.70

From consolidated operations:
Return on average total assets	.30%	(.23)%	(.90)%
Return on average common equity	1.47	(4.85)	(15.32)
Net interest margin (TE)	3.12	3.13	2.67
Loan to deposit	93.43	93.44	107.24

Capital ratios at period end
Key shareholders’ equity to assets	11.49%	11.17%	11.10%
Tangible Key shareholders’ equity to tangible assets	10.58	10.26	10.16
Tangible common equity to tangible assets (a)	7.65	7.37	7.35
Tier 1 common equity (a) (c)	8.01	7.51	7.36
Tier 1 risk-based capital (c)	13.55	12.92	12.57
Total risk-based capital (c)	17.58	17.07	16.67
Leverage (c)	11.99	11.60	12.26

Asset quality — from continuing operations
Net loan charge-offs	$435	$522	$502
Net loan charge-offs to average loans	3.18%	3.67%	2.93%
Allowance for loan losses	$2,219	$2,425	$2,339
Allowance for credit losses	2,328	2,544	2,404
Allowance for loan losses to period-end loans	4.16%	4.34%	3.48%
Allowance for credit losses to period-end loans	4.36	4.55	3.58
Allowance for loan losses to nonperforming loans	130.30	117.43	107.05
Allowance for credit losses to nonperforming loans	136.70	123.20	110.02
Nonperforming loans at period end	$1,703	$2,065	$2,185
Nonperforming assets at period end	2,086	2,428	2,548
Nonperforming loans to period-end portfolio loans	3.19%	3.69%	3.25%
Nonperforming assets to period-end portfolio loans plus
OREO and other nonperforming assets	3.88	4.31	3.77

Trust and brokerage assets
Assets under management	$58,862	$66,186	$63,382
Nonmanaged and brokerage assets	27,189	27,809	23,261

Other data
Average full-time equivalent employees	15,665	15,772	16,937
Branches	1,019	1,014	993

Taxable-equivalent adjustment	$6	$7	$6

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Six months ended
	6-30-10	6-30-09
Summary of operations
Net interest income (TE)	$1,255	$1,170
Noninterest income	942	1,184

Total revenue (TE)	2,197	2,354
Provision for loan losses	641	1,670
Noninterest expense	1,554	1,782
Income (loss) from continuing operations attributable to Key	40	(689)
Income (loss) from discontinued operations, net of taxes (b)	(25)	(25)
Net income (loss) attributable to Key	15	(714)

Income (loss) from continuing operations attributable to Key common shareholders	$(42)	$(901)
Income (loss) from discontinued operations, net of taxes (b)	(25)	(25)
Net income (loss) attributable to Key common shareholders	(67)	(926)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$(0.05)	$(1.68)
Income (loss) from discontinued operations, net of taxes (b)	(.03)	(.05)
Net income (loss) attributable to Key common shareholders	(.08)	(1.73)

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	(.05)	(1.68)
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	(.03)	(.05)
Net income (loss) attributable to Key common shareholders — assuming dilution	(.08)	(1.73)

Cash dividends paid	.02	.0725

Performance ratios
From continuing operations:
Return on average total assets	.09%	(1.42)%
Return on average common equity	(1.06)	(21.88)
Net interest margin (TE)	3.18	2.75

From consolidated operations:
Return on average total assets	.03%	(1.41)%
Return on average common equity	(1.70)	(22.58)
Net interest margin (TE)	3.13	2.72

Asset quality — from continuing operations
Net loan charge-offs	$957	$962
Net loan charge-offs to average loans	3.43%	2.77%

Other data
Average full-time equivalent employees	15,718	17,201

Taxable-equivalent adjustment	$13	$12

(a)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	In September 2009, management made the decision to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management made the decision to curtail the operations of Austin Capital Management, Ltd., an investment subsidiary that specializes in managing hedge fund investments for its institutional customer base. As a result of these decisions, Key has accounted for these businesses as discontinued operations.

(c)	6-30-10 ratio is estimated.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

GAAP to Non-GAAP Reconciliations
(dollars in millions, except per share amounts)
The table below presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The tangible common equity ratio has become a focus of some investors, and management believes that this ratio may assist investors in analyzing Key’s capital position absent the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and composition of capital, the calculation of which is prescribed in federal banking regulations. As a result of the Supervisory Capital Assessment Program, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 capital, known as Tier 1 common equity. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 capital, such a focus is consistent with existing capital adequacy guidelines and does not imply a new or ongoing capital standard.
Because the Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations, this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to provide investors the ability to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components and to ensure that Key’s performance is properly reflected to facilitate period-to-period comparisons. Although these non-GAAP financial measures are frequently used by investors in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	6-30-10	3-31-10	6-30-09
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,820	$10,641	$10,851
Less: Intangible assets	959	963	1,021
Preferred Stock, Series B	2,438	2,434	2,422
Preferred Stock, Series A	291	291	291

Tangible common equity (non-GAAP)	$7,132	$6,953	$7,117

Total assets (GAAP)	$94,167	$95,303	$97,792
Less: Intangible assets	959	963	1,021

Tangible assets (non-GAAP)	$93,208	$94,340	$96,771

Tangible common equity to tangible assets ratio (non-GAAP)	7.65%	7.37%	7.35%

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$10,820	$10,641	$10,851
Qualifying capital securities	1,791	1,791	2,290
Less: Goodwill	917	917	917
Accumulated other comprehensive income (loss) (a)	127	(25)	(20)
Other assets (b)	517	765	172

Total Tier 1 capital (regulatory)	11,050	10,775	12,072
Less: Qualifying capital securities	1,791	1,791	2,290
Preferred Stock, Series B	2,438	2,434	2,422
Preferred Stock, Series A	291	291	291

Total Tier 1 common equity (non-GAAP)	$6,530	$6,259	$7,069

Net risk-weighted assets (regulatory) (b), (c)	$81,572	$83,362	$96,006

Tier 1 common equity ratio (non-GAAP) (c)	8.01%	7.51%	7.36%

(a)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the December 31, 2006, adoption and subsequent application of the applicable accounting guidance for defined benefit and other postretirement plans.

(b)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed deferred tax assets of $405 million at June 30, 2010, and $651 million at March 31, 2010, disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments.

(c)	6-30-10 amount or ratio is estimated.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Consolidated Balance Sheets
(dollars in millions)

	6-30-10	3-31-10	6-30-09
Assets
Loans	$53,334	$55,913	$67,167
Loans held for sale	699	556	761
Securities available for sale	19,773	16,553	11,988
Held-to-maturity securities	19	22	25
Trading account assets	1,014	1,034	771
Short-term investments	1,984	4,345	3,487
Other investments	1,415	1,525	1,450

Total earning assets	78,238	79,948	85,649
Allowance for loan losses	(2,219)	(2,425)	(2,339)
Cash and due from banks	591	619	706
Premises and equipment	872	872	858
Operating lease assets	589	652	842
Goodwill	917	917	917
Other intangible assets	42	46	104
Corporate-owned life insurance	3,109	3,087	3,016
Derivative assets	1,153	1,063	1,182
Accrued income and other assets	4,061	4,150	2,775
Discontinued assets	6,814	6,374	4,082

Total assets	$94,167	$95,303	$97,792

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$25,526	$25,068	$23,939
Savings deposits	1,883	1,873	1,795
Certificates of deposit ($100,000 or more)	8,476	10,188	13,486
Other time deposits	10,430	12,010	15,055

Total interest-bearing deposits	46,315	49,139	54,275
Noninterest-bearing deposits	15,226	15,364	12,873
Deposits in foreign office — interest-bearing	834	646	632

Total deposits	62,375	65,149	67,780
Federal funds purchased and securities sold under repurchase agreements	2,836	1,927	1,530
Bank notes and other short-term borrowings	819	446	1,710
Derivative liabilities	1,321	1,103	528
Accrued expense and other liabilities	2,154	2,089	1,600
Long-term debt	10,451	11,177	13,462
Discontinued liabilities	3,139	2,490	122

Total liabilities	83,095	84,381	86,732

Equity
Preferred stock, Series A	291	291	291
Preferred stock, Series B	2,438	2,434	2,422
Common shares	946	946	865
Common stock warrant	87	87	87
Capital surplus	3,701	3,724	3,292
Retained earnings	5,118	5,098	5,878
Treasury stock, at cost	(1,914)	(1,958)	(1,984)
Accumulated other comprehensive income (loss)	153	19	—

Key shareholders’ equity	10,820	10,641	10,851
Noncontrolling interests	252	281	209

Total equity	11,072	10,922	11,060

Total liabilities and equity	$94,167	$95,303	$97,792

Common shares outstanding (000)	880,515	879,052	797,246

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended				Six months ended
	6-30-10		3-31-10	6-30-09	6-30-10	6-30-09
Interest income
Loans	$677		$710	$819	$1,387	$1,659
Loans held for sale	5		4	8	9	16
Securities available for sale	154		150	89	304	189
Held-to-maturity securities	—		1	—	1	1
Trading account assets	10		11	13	21	26
Short-term investments	2		2	3	4	6
Other investments	13		14	13	27	25

Total interest income	861		892	945	1,753	1,922

Interest expense
Deposits	188		212	296	400	596
Federal funds purchased and securities sold under repurchase agreements	2		1	1	3	2
Bank notes and other short-term borrowings	4		3	4	7	10
Long-term debt	50		51	75	101	156

Total interest expense	244		267	376	511	764

Net interest income	617		625	569	1,242	1,158
Provision for loan losses	228		413	823	641	1,670

Net interest income (expense) after provision for loan losses	389		212	(254)	601	(512)

Noninterest income
Trust and investment services income	112		114	119	226	229
Service charges on deposit accounts	80		76	83	156	165
Operating lease income	43		47	59	90	120
Letter of credit and loan fees	42		40	44	82	82
Corporate-owned life insurance income	28		28	25	56	52
Net securities gains (losses)	(2	) (a)	3 (a)	125	1	111
Electronic banking fees	29		27	27	56	51
Gains on leased equipment	2		8	36	10	62
Insurance income	19		18	16	37	34
Net gains (losses) from loan sales	25		4	(3)	29	4
Net gains (losses) from principal investing	17		37	(6)	54	(78)
Investment banking and capital markets income (loss)	31		9	14	40	31
Gain from sale/redemption of Visa Inc. shares	—		—	—	—	105
Gain (loss) related to exchange of common shares for capital securities	—		—	95	—	95
Other income	66		39	72	105	121

Total noninterest income	492		450	706	942	1,184

Noninterest expense
Personnel	385		362	375	747	734
Net occupancy	64		66	63	130	129
Operating lease expense	35		39	49	74	99
Computer processing	47		47	48	94	95
Professional fees	41		38	46	79	80
FDIC assessment	33		37	70	70	100
OREO expense, net	22		32	15	54	21
Equipment	26		24	25	50	47
Marketing	16		13	17	29	31
Provision (credit) for losses on lending-related commitments	(10)		(2)	11	(12)	11
Intangible assets impairment	—		—	—	—	196
Other expense	110		129	136	239	239

Total noninterest expense	769		785	855	1,554	1,782

Income (loss) from continuing operations before income taxes	112		(123)	(403)	(11)	(1,110)
Income taxes	11		(82)	(176)	(71)	(414)

Income (loss) from continuing operations	101		(41)	(227)	60	(696)
Income (loss) from discontinued operations, net of taxes	(27)		2	4	(25)	(25)

Net income (loss)	74		(39)	(223)	35	(721)
Less: Net income (loss) attributable to noncontrolling interests	4		16	3	20	(7)

Net income (loss) attributable to Key	$70		$(55)	$(226)	$15	$(714)

Income (loss) from continuing operations attributable to Key common shareholders	$56		$(98)	$(394)	$(42)	$(901)
Net income (loss) attributable to Key common shareholders	29		(96)	(390)	(67)	(926)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.06		$(.11)	$(.68)	$(.05)	$(1.68)
Income (loss) from discontinued operations, net of taxes	(.03)		—	.01	(.03)	(.05)
Net income (loss) attributable to Key common shareholders	.03		(.11)	(.68)	(.08)	(1.73)

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.06		$(.11)	$(.68)	$(.05)	$(1.68)
Income (loss) from discontinued operations, net of taxes	(.03)		—	.01	(.03)	(.05)
Net income (loss) attributable to Key common shareholders	.03		(.11)	(.68)	(.08)	(1.73)

Cash dividends declared per common share	$.01		$.01	$.01	$.02	$.0725

Weighted-average common shares outstanding (000)	874,664		874,386	576,883	874,526	535,080
Weighted-average common shares and potential common shares outstanding (000)	874,664		874,386	576,883	874,526	535,080

(a)	For the three months ended June 30, 2010, Key had $4 million in impairment losses related to securities while for the three months ended March 31, 2010, Key did not have impairment losses related to securities.

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Second Quarter 2010			First Quarter 2010				Second Quarter 2009
	Average			Average			Average
	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$17,725	$209	4.74%	$18,796	$222	4.78%	$24,468	$273	4.48%
Real estate — commercial mortgage	10,354	124	4.78	10,430	128	4.98	11,892	144	4.83
Real estate — construction	3,773	41	4.31	4,537	45	4.07	6,264	76	4.89
Commercial lease financing	6,759	90	5.33	7,195	93	5.19	8,432	90	4.26

Total commercial loans	38,611	464	4.81	40,958	488	4.82	51,056	583	4.58
Real estate — residential mortgage	1,829	25	5.60	1,803	26	5.65	1,750	26	5.96
Home equity:
Community Banking	9,837	103	4.21	9,967	105	4.26	10,291	112	4.36
Other	773	15	7.62	816	15	7.57	972	18	7.49

Total home equity loans	10,610	118	4.45	10,783	120	4.51	11,263	130	4.63
Consumer other — Community Banking	1,145	33	11.57	1,162	36	12.63	1,207	31	10.41
Consumer other:
Marine	2,563	39	6.21	2,713	42	6.15	3,178	49	6.23
Other	195	4	7.80	209	4	7.76	256	6	7.96

Total consumer other	2,758	43	6.32	2,922	46	6.27	3,434	55	6.36

Total consumer loans	16,342	219	5.40	16,670	228	5.51	17,654	242	5.49

Total loans	54,953	683	4.99	57,628	716	5.02	68,710	825	4.81
Loans held for sale	516	5	3.50	390	4	4.43	635	8	4.92
Securities available for sale (b), (e)	17,285	154	3.63	16,312	151	3.73	8,360	89	4.37
Held-to-maturity securities (b)	22	—	11.46	23	1	8.20	25	—	9.75
Trading account assets	1,048	10	3.71	1,186	11	3.86	1,217	13	4.09
Short-term investments	3,830	2	.23	2,806	2	.28	5,195	3	.26
Other investments (e)	1,445	13	3.11	1,498	14	3.32	1,463	13	3.19

Total earning assets	79,099	867	4.40	79,843	899	4.54	85,605	951	4.45
Allowance for loan losses	(2,356)			(2,603)			(2,211)
Accrued income and other assets	11,133			11,454			13,094
Discontinued assets — education lending business	6,389			6,884			4,370

Total assets	$94,265			$95,578			$100,858

Liabilities
NOW and money market deposit accounts	$25,270	24	.39	$24,722	23	.37	$24,058	32	.52
Savings deposits	1,883	1	.06	1,828	—	.06	1,806	1	.07
Certificates of deposit ($100,000 or more) (f)	9,485	77	3.28	10,538	88	3.39	13,555	124	3.69
Other time deposits	11,309	85	3.01	12,611	100	3.23	14,908	139	3.74
Deposits in foreign office	818	1	.36	693	1	.30	579	—	.26

Total interest-bearing deposits	48,765	188	1.55	50,392	212	1.71	54,906	296	2.15
Federal funds purchased and securities
sold under repurchase agreements	1,841	2	.33	1,790	1	.32	1,627	1	.31
Bank notes and other short-term borrowings	539	4	3.06	490	3	2.41	1,821	4	.79
Long-term debt (f)	7,031	50	3.09	7,001	51	3.16	10,132	75	3.23

Total interest-bearing liabilities	58,176	244	1.70	59,673	267	1.83	68,486	376	2.22

Noninterest-bearing deposits	15,644			14,941			12,457
Accrued expense and other liabilities	3,151			3,064			5,140
Discontinued liabilities — education lending business (d)	6,389			6,884			4,370

Total liabilities	83,360			84,562			90,453

Equity
Key shareholders’ equity	10,646			10,747			10,201
Noncontrolling interests	259			269			204

Total equity	10,905			11,016			10,405

Total liabilities and equity	$94,265			$95,578			$100,858

Interest rate spread (TE)			2.70%			2.71%			2.23%

Net interest income (TE) and net interest margin (TE)		623	3.17%		632	3.19%		575	2.70%

TE adjustment (b)		6			7			6

Net interest income, GAAP basis		$617			$625			$569

Average balances have not been adjusted prior to the third quarter of 2009 to reflect Key’s January 1, 2008, adoption of the applicable accounting guidance related to the offsetting of certain derivative contracts on the consolidated balance sheet.

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Six months ended June 30, 2010			Six months ended June 30, 2009
	Average			Average
	Balance	Interest (a)	Yield/Rate (a)	Balance		Interest (a)	Yield/Rate (a)
Assets
Loans:(b),(c)
Commercial, financial and agricultural	$18,257	$431	4.76%	$25,442		$551	4.37%
Real estate — commercial mortgage	10,392	252	4.88	11,431	(d)	284	5.01
Real estate — construction	4,153	86	4.18	6,884	(d)	160	4.70
Commercial lease financing	6,976	183	5.25	8,610		184	4.27

Total commercial loans	39,778	952	4.82	52,367		1,179	4.54
Real estate — residential mortgage	1,816	51	5.62	1,763		53	5.98
Home equity:
Community Banking	9,902	208	4.23	10,284		226	4.42
Other	794	30	7.58	1,004		37	7.50

Total home equity loans	10,696	238	4.48	11,288		263	4.70
Consumer other — Community Banking	1,153	69	12.10	1,216		63	10.48
Consumer other:
Marine	2,637	81	6.18	3,254		101	6.23
Other	202	8	7.78	265		11	7.97

Total consumer other	2,839	89	6.29	3,519		112	6.36

Total consumer loans	16,504	447	5.45	17,786		491	5.55

Total loans	56,282	1,399	5.00	70,153		1,670	4.79
Loans held for sale	454	9	3.90	660		16	4.91
Securities available for sale (b), (g)	16,801	305	3.68	8,244		190	4.70
Held-to-maturity securities (b)	22	1	9.79	25		1	9.79
Trading account assets	1,117	21	3.79	1,282		26	4.03
Short-term investments	3,321	4	.25	3,830		6	.33
Other investments (g)	1,471	27	3.22	1,493		25	3.00

Total earning assets	79,468	1,766	4.47	85,687		1,934	4.54
Allowance for loan losses	(2,478)			(2,054)
Accrued income and other assets	11,293			14,265
Discontinued assets — education lending business	6,635			4,430

Total assets	$94,918			$102,328

Liabilities
NOW and money market deposit accounts	$24,997	47	.38	$24,008		70	.58
Savings deposits	1,855	1	.06	1,775		1	.08
Certificates of deposit ($100,000 or more) (g)	10,009	165	3.34	13,008		245	3.80
Other time deposits	11,957	185	3.12	14,823		279	3.79
Deposits in foreign office	756	2	.33	917		1	.25

Total interest-bearing deposits	49,574	400	1.63	54,531		596	2.20
Federal funds purchased and securities sold under repurchase agreements	1,816	3	.32	1,586		2	.31
Bank notes and other short-term borrowings	515	7	2.75	3,106		10	.64
Long-term debt (g)	7,002	101	3.13	10,281		156	3.31

Total interest-bearing liabilities	58,907	511	1.76	69,504		764	2.24

Noninterest-bearing deposits	15,308			11,779
Accrued expense and other liabilities	3,108			6,134
Discontinued liabilities — education lending business (e)	6,635			4,430

Total liabilities	83,958			91,847

Equity
Key shareholders’ equity	10,696			10,276
Noncontrolling interests	264			205

Total equity	10,960			10,481

Total liabilities and equity	$94,918			$102,328

Interest rate spread (TE)			2.71%				2.30%

Net interest income (TE) and net interest margin (TE)		1,255	3.18%			1,170	2.75%

TE adjustment (b)		13				12

Net interest income, GAAP basis		$1,242				$1,158

Average balances have not been adjusted prior to the third quarter of 2009 to reflect Key’s January 1, 2008, adoption of the applicable accounting guidance related to the offsetting of certain derivative contracts on the consolidated balance sheet.

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (e) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)	In late March 2009, Key transferred $1.5 billion of loans from the construction portfolio to the commercial mortgage portfolio in accordance with regulatory guidelines pertaining to the classification of loans that have reached a completed status.

(e)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.

(f)	Yield is calculated on the basis of amortized cost.

(g)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Noninterest Income
(in millions)

	Three months ended			Six months ended
	6-30-10	3-31-10	6-30-09	6-30-10	6-30-09
Trust and investment services income (a)	$112	$114	$119	$226	$229
Service charges on deposit accounts	80	76	83	156	165
Operating lease income	43	47	59	90	120
Letter of credit and loan fees	42	40	44	82	82
Corporate-owned life insurance income	28	28	25	56	52
Net securities gains (losses)	(2)	3	125	1	111
Electronic banking fees	29	27	27	56	51
Gains on leased equipment	2	8	36	10	62
Insurance income	19	18	16	37	34
Net gains (losses) from loan sales	25	4	(3)	29	4
Net gains (losses) from principal investing	17	37	(6)	54	(78)
Investment banking and capital markets income (loss) (a)	31	9	14	40	31
Gain from sale/redemption of Visa Inc. shares	—	—	—	—	105
Gain (loss) related to exchange of common shares for capital securities	—	—	95	—	95
Other income:
Gain from sale of Key’s claim associated with the Lehman Brothers’ Bankruptcy	—	—	32	—	32
Credit card fees	3	3	3	6	6
Miscellaneous income	63	36	37	99	83

Total other income	66	39	72	105	121

Total noninterest income	$492	$450	$706	$942	$1,184

(a)	Additional detail provided in tables below.
Trust and Investment Services Income
(in millions)

	Three months ended			Six months ended
	6-30-10	3-31-10	6-30-09	6-30-10	6-30-09
Brokerage commissions and fee income	$35	$33	$45	$68	$83
Personal asset management and custody fees	37	37	36	74	69
Institutional asset management and custody fees	40	44	38	84	77

Total trust and investment services income	$112	$114	$119	$226	$229

Investment Banking and Capital Markets Income (Loss)
(in millions)

	Three months ended			Six months ended
	6-30-10	3-31-10	6-30-09	6-30-10	6-30-09
Investment banking income	$25	$16	$21	$41	$32
Income (loss) from other investments	3	1	(6)	4	(14)
Dealer trading and derivatives income (loss)	(8)	(16)	(14)	(24)	(13)
Foreign exchange income	11	8	13	19	26

Total investment banking and capital markets income (loss)	$31	$9	$14	$40	$31

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Noninterest Expense
(dollars in millions)

	Three months ended			Six months ended
	6-30-10	3-31-10	6-30-09	6-30-10	6-30-09
Personnel (a)	$385	$362	$375	$747	$734
Net occupancy	64	66	63	130	129
Operating lease expense	35	39	49	74	99
Computer processing	47	47	48	94	95
Professional fees	41	38	46	79	80
FDIC assessment	33	37	70	70	100
OREO expense, net	22	32	15	54	21
Equipment	26	24	25	50	47
Marketing	16	13	17	29	31
Provision (credit) for losses on lending-related commitments	(10)	(2)	11	(12)	11
Intangible assets impairment	—	—	—	—	196
Other expense:
Postage and delivery	8	7	8	15	16
Franchise and business taxes	6	7	9	13	18
Telecommunications	5	6	6	11	13
Provision for losses on LIHTC guaranteed funds	—	—	16	—	16
Miscellaneous expense	91	109	97	200	176

Total other expense	110	129	136	239	239

Total noninterest expense	$769	$785	$855	$1,554	$1,782

Average full-time equivalent employees (b)	15,665	15,772	16,937	15,718	17,201

(a)	Additional detail provided in table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.
Personnel Expense
(in millions)

	Three months ended			Six months ended
	6-30-10	3-31-10	6-30-09	6-30-10	6-30-09
Salaries	$229	$222	$225	$451	$448
Incentive compensation	65	47	52	112	88
Employee benefits	71	74	69	145	152
Stock-based compensation	15	14	15	29	24
Severance	5	5	14	10	22

Total personnel expense	$385	$362	$375	$747	$734

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Loan Composition
(dollars in millions)

				Percent change 6-30-10 vs.
	6-30-10	3-31-10	6-30-09	3-31-10	6-30-09
Commercial, financial and agricultural	$17,113	$18,015	$23,542	(5.0)%	(27.3)%
Commercial real estate:
Commercial mortgage	9,971	10,467	11,761	(4.7)	(15.2)
Construction	3,430	3,990	6,119	(14.0)	(43.9)

Total commercial real estate loans	13,401	14,457	17,880	(7.3)	(25.1)
Commercial lease financing	6,620	6,964	8,263	(4.9)	(19.9)

Total commercial loans	37,134	39,436	49,685	(5.8)	(25.3)
Real estate — residential mortgage	1,846	1,812	1,753	1.9	5.3
Home equity:
Community Banking	9,775	9,892	10,250	(1.2)	(4.6)
Other	753	795	940	(5.3)	(19.9)

Total home equity loans	10,528	10,687	11,190	(1.5)	(5.9)
Consumer other — Community Banking	1,147	1,141	1,199	.5	(4.3)
Consumer other:
Marine	2,491	2,636	3,095	(5.5)	(19.5)
Other	188	201	245	(6.5)	(23.3)

Total consumer other	2,679	2,837	3,340	(5.6)	(19.8)

Total consumer loans	16,200	16,477	17,482	(1.7)	(7.3)

Total loans (a)	$53,334	$55,913	$67,167	(4.6)%	(20.6)%

Loans Held for Sale Composition
(dollars in millions)

						Percent change 6-30-10 vs.
	6-30-10		3-31-10		6-30-09	3-31-10	6-30-09
Commercial, financial and agricultural	$255		$25		$51	920.0%	400.0%
Real estate — commercial mortgage	235		265		288	(11.3)	(18.4)
Real estate — construction	112		147		146	(23.8)	(23.3)
Commercial lease financing	16		27		30	(40.7)	(46.7)
Real estate — residential mortgage	81		92		245	(12.0)	(66.9)
Automobile	—		—		1	N/M	(100.0)

Total loans held for sale (b)	$699	(c)	$556	(c)	$761	25.7%	(8.1)%

(a)	Excluded at June 30, 2010, March 31, 2010, and June 30, 2009, are loans in the amount of $6.6 billion, $6.0 billion and $3.6 billion, respectively, related to the discontinued operations of the education lending business.

(b)	Excluded at June 30, 2010, March 31, 2010, and June 30, 2009, are loans held for sale in the amount of $92 million, $246 million, and $148 million, respectively, related to the discontinued operations of the education lending business.

(c)	The beginning balance at March 31, 2010 of $556 million increased by new originations in the amount of $812 million and net transfers from held to maturity in the amount of $65 million, and decreased by loan sales of $712 million, transfers to OREO/valuation adjustments of $6 million and loan payments of $16 million, for an ending balance of $699 million at June 30, 2010.

N/M = Not Meaningful

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Summary of Loan Loss Experience from Continuing Operations
(dollars in millions)

	Three months ended			Six months ended
	6-30-10	3-31-10	6-30-09	6-30-10	6-30-09
Average loans outstanding	$54,953	$57,628	$68,710	$56,282	$70,153

Allowance for loan losses at beginning of period	$2,425	$2,534	$2,016	$2,534	$1,629
Loans charged off:
Commercial, financial and agricultural	152	139	182	291	426

Real estate ___ commercial mortgage	128	109	87	237	109
Real estate ___ construction	86	157	135	243	239

Total commercial real estate loans	214	266	222	480	348
Commercial lease financing	21	25	29	46	51

Total commercial loans	387	430	433	817	825
Real estate ___ residential mortgage	11	7	4	18	7
Home equity:
Community Banking	28	31	25	59	43
Other	17	18	19	35	34

Total home equity loans	45	49	44	94	77
Consumer other — Community Banking	15	18	17	33	31
Consumer other:
Marine	31	48	39	79	78
Other	3	5	3	8	9

Total consumer other	34	53	42	87	87

Total consumer loans	105	127	107	232	202

Total loans charged off	492	557	540	1,049	1,027
Recoveries:
Commercial, financial and agricultural	16	13	14	29	26

Real estate ___ commercial mortgage	2	3	___	5	1
Real estate ___ construction	11	___	2	11	2

Total commercial real estate loans	13	3	2	16	3
Commercial lease financing	7	4	7	11	11

Total commercial loans	36	20	23	56	40
Real estate ___ residential mortgage	1	___	___	1	___
Home equity:
Community Banking	3	1	1	4	2
Other	1	1	1	2	1

Total home equity loans	4	2	2	6	3
Consumer other — Community Banking	2	2	2	4	3
Consumer other:
Marine	12	10	10	22	17
Other	2	1	1	3	2

Total consumer other	14	11	11	25	19

Total consumer loans	21	15	15	36	25

Total recoveries	57	35	38	92	65

Net loan charge-offs	(435)	(522)	(502)	(957)	(962)
Provision for loan losses	228	413	823	641	1,670
Foreign currency translation adjustment	1	___	2	1	2

Allowance for loan losses at end of period	$2,219	$2,425	$2,339	$2,219	$2,339

Liability for credit losses on lending-related commitments at beginning of period	$119	$121	$54	$121	$54
Provision (credit) for losses on lending-related commitments	(10)	(2)	11	(12)	11

Liability for credit losses on lending-related commitments at end of period (a)	$109	$119	$65	$109	$65

Total allowance for credit losses at end of period	$2,328	$2,544	$2,404	$2,328	$2,404

Net loan charge-offs to average loans	3.18%	3.67%	2.93%	3.43%	2.77%
Allowance for loan losses to period-end loans	4.16	4.34	3.48	4.16	3.48
Allowance for credit losses to period-end loans	4.36	4.55	3.58	4.36	3.58
Allowance for loan losses to nonperforming loans	130.30	117.43	107.05	130.30	107.05
Allowance for credit losses to nonperforming loans	136.70	123.20	110.02	136.70	110.02

Discontinued operations — education lending business:
Loans charged off	$32	$37	$38	$69	$71
Recoveries	1	1	1	2	2

Net loan charge-offs	$(31)	$(36)	$(37)	$(67)	$(69)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)

	6-30-10	3-31-10	12-31-09	9-30-09	6-30-09
Commercial, financial and agricultural	$489	$558	$586	$679	$700

Real estate — commercial mortgage	404	579	614	566	454
Real estate — construction	473	607	641	702	716

Total commercial real estate loans	877	1,186	1,255	1,268	1,170
Commercial lease financing	83	99	113	131	122

Total commercial loans	1,449	1,843	1,954	2,078	1,992
Real estate — residential mortgage	77	72	73	68	46
Home equity:
Community Banking	112	111	107	103	101
Other	17	18	21	21	20

Total home equity loans	129	129	128	124	121
Consumer other — Community Banking	5	4	4	4	5
Consumer other:
Marine	41	16	26	15	19
Other	2	1	2	1	2

Total consumer other	43	17	28	16	21

Total consumer loans	254	222	233	212	193

Total nonperforming loans	1,703	2,065	2,187	2,290	2,185

Nonperforming loans held for sale	221	195	116	304	145

OREO	200	175	191	187	182
Allowance for OREO losses	(64)	(45)	(23)	(40)	(11)

OREO, net of allowance	136	130	168	147	171

Other nonperforming assets	26	38	39	58	47

Total nonperforming assets	$2,086	$2,428	$2,510	$2,799	$2,548

Accruing loans past due 90 days or more	$240	$434	$331	$375	$552
Accruing loans past due 30 through 89 days	610	639	933	1,071	1,081
Restructured loans included in nonperforming loans (a)	213	226	364	65	7
Nonperforming assets from discontinued operations — education lending business	40	43	14	12	3
Nonperforming loans to period-end portfolio loans	3.19%	3.69%	3.72%	3.68%	3.25%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	3.88	4.31	4.25	4.46	3.77

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)

	2Q10	1Q10	4Q09	3Q09	2Q09
Balance at beginning of period	$2,065	$2,187	$2,290	$2,185	$1,735
Loans placed on nonaccrual status	682	746	1,141	1,160	1,227
Charge-offs	(492)	(557)	(750)	(619)	(540)
Loans sold	(136)	(15)	(70)	(4)	(12)
Payments	(185)	(102)	(237)	(294)	(142)
Transfers to OREO	(66)	(20)	(98)	(91)	(45)
Transfers to nonperforming loans held for sale	(82)	(59)	(23)	(5)	(30)
Transfers to other nonperforming assets	(36)	(3)	(4)	(29)	—
Loans returned to accrual status	(47)	(112)	(62)	(13)	(8)

Balance at end of period	$1,703	$2,065	$2,187	$2,290	$2,185

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations
(in millions)

	2Q10	1Q10	4Q09	3Q09	2Q09
Balance at beginning of period	$195	$116	$304	$145	$72
Transfers in	86	129	71	216	79
Loans sold	(53)	(38)	(228)	(45)	(1)
Transfers to OREO	(6)	(6)	—	—	(1)
Valuation adjustments	(1)	(6)	(15)	(10)	(4)
Loans returned to accrual status / other	—	—	(16)	(2)	—

Balance at end of period	$221	$195	$116	$304	$145

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
(in millions)

	2Q10	1Q10	4Q09	3Q09	2Q09
Balance at beginning of period	$130	$168	$147	$171	$143
Properties acquired — nonperforming loans	72	26	98	91	46
Valuation adjustments	(24)	(28)	(12)	(36)	(9)
Properties sold	(42)	(36)	(65)	(79)	(9)

Balance at end of period	$136	$130	$168	$147	$171

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Line of Business Results
(dollars in millions)
Community Banking

						Percent change 2Q10 vs.
	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09
Summary of operations
Total revenue (TE)	$607	$599	$628	$630	$630	1.3%	(3.7)%
Provision for loan losses	121	142	230	160	199	(14.8)	(39.2)
Noninterest expense	455	467	492	490	496	(2.6)	(8.3)
Net income (loss) attributable to Key	32	6	(41)	(1)	(30)	433.3	N/M
Average loans and leases	27,218	27,769	28,321	29,126	30,305	(2.0)	(10.2)
Average deposits	50,421	51,459	52,640	53,068	52,786	(2.0)	(4.5)
Net loan charge-offs	148	116	148	103	114	27.6	29.8
Net loan charge-offs to average loans	2.18%	1.69%	2.07%	1.40%	1.51%	N/A	N/A
Nonperforming assets at period end	$561	$597	$544	$559	$512	(6.0)	9.6
Return on average allocated equity	3.46%	.65%	(4.52)%	(.11)%	(3.30)%	N/A	N/A
Average full-time equivalent employees	8,246	8,187	8,227	8,472	8,709	.7	(5.3)

Supplementary information (lines of business)
Regional Banking
Total revenue (TE)	$494	$490	$511	$526	$527	.8%	(6.3)%
Provision for loan losses	57	115	139	93	166	(50.4)	(65.7)
Noninterest expense	409	420	429	429	439	(2.6)	(6.8)
Net income (loss) attributable to Key	30	(16)	(18)	14	(38)	N/M	N/M
Average loans and leases	18,405	18,753	19,076	19,347	19,745	(1.9)	(6.8)
Average deposits	45,234	46,197	47,569	48,551	48,717	(2.1)	(7.1)
Net loan charge-offs	82	96	82	78	72	(14.6)	13.9
Net loan charge-offs to average loans	1.79%	2.08%	1.71%	1.60%	1.46%	N/A	N/A
Nonperforming assets at period end	$339	$327	$319	$289	$245	3.7	38.4
Return on average allocated equity	4.90%	(2.66)%	(3.07)%	2.40%	(6.60)%	N/A	N/A
Average full-time equivalent employees	7,891	7,836	7,877	8,120	8,339	.7	(5.4)

Commercial Banking
Total revenue (TE)	$113	$109	$117	$104	$103	3.7%	9.7%
Provision for loan losses	64	27	91	67	33	137.0	93.9
Noninterest expense	46	47	63	61	57	(2.1)	(19.3)
Net income (loss) attributable to Key	2	22	(23)	(15)	8	(90.9)	(75.0)
Average loans and leases	8,813	9,016	9,245	9,779	10,560	(2.3)	(16.5)
Average deposits	5,187	5,262	5,071	4,517	4,069	(1.4)	27.5
Net loan charge-offs	66	20	66	25	42	230.0	57.1
Net loan charge-offs to average loans	3.00%	.90%	2.83%	1.01%	1.60%	N/A	N/A
Nonperforming assets at period end	$222	$270	$225	$270	$267	(17.8)	(16.9)
Return on average allocated equity	.64%	6.98%	(7.19)%	(4.54)%	2.39%	N/A	N/A
Average full-time equivalent employees	355	351	350	352	370	1.1	(4.1)

KeyCorp Reports Second Quarter 2010 Profit
July 22, 2010

Line of Business Results (continued)
(dollars in millions)
National Banking

						Percent change 2Q10 vs.
	2Q10	1Q10	4Q09	3Q09	2Q09	1Q10	2Q09
Summary of operations
Total revenue (TE)	$409	$376	$340	$381	$445	8.8%	(8.1)%
Provision for loan losses	99	161	382	439	494	(38.5)	(80.0)
Noninterest expense	259	271	297	323	292	(4.4)	(11.3)
Net income (loss) attributable to Key	33	(33)	(212)	(235)	(211)	N/M	N/M
Average loans and leases	20,948	22,440	24,011	26,716	28,586	(6.6)	(26.7)
Average loans held for sale	381	240	431	368	393	58.8	(3.1)
Average deposits	12,474	12,416	13,257	13,305	13,019	.5	(4.2)
Net loan charge-offs	173	251	411	357	252	(31.1)	(31.3)
Net loan charge-offs to average loans	3.31%	4.54%	6.79%	5.30%	3.54%	N/A	N/A
Nonperforming assets at period end	$1,089	$1,285	$1,326	$1,510	$1,217	(15.3)	(10.5)
Return on average allocated equity	3.92%	(3.89)%	(22.76)%	(24.00)%	(21.47)%	N/A	N/A
Average full-time equivalent employees	2,327	2,370	2,400	2,473	2,545	(1.8)	(8.6)

Supplementary information (lines of business)
Real Estate Capital and Corporate Banking Services
Total revenue (TE)	$176	$145	$92	$135	$191	21.4%	(7.9)%
Provision for loan losses	77	145	304	336	414	(46.9)	(81.4)
Noninterest expense	106	115	113	97	113	(7.8)	(6.2)
Net income (loss) attributable to Key	(4)	(72)	(203)	(184)	(209)	94.4	98.1
Average loans and leases	11,465	12,340	13,256	14,322	15,145	(7.1)	(24.3)
Average loans held for sale	194	115	228	201	182	68.7	6.6
Average deposits	9,811	9,835	10,602	10,848	10,678	(.2)	(8.1)
Net loan charge-offs	142	207	381	276	212	(31.4)	(33.0)
Net loan charge-offs to average loans	4.97%	6.80%	11.40%	7.65%	5.61%	N/A	N/A
Nonperforming assets at period end	$867	$1,067	$1,094	$1,184	$1,023	(18.7)	(15.2)
Return on average allocated equity	(.78)%	(14.08)%	(35.62)%	(30.66)%	(34.43)%	N/A	N/A
Average full-time equivalent employees	1,052	1,078	1,093	1,110	1,125	(2.4)	(6.5)

Equipment Finance
Total revenue (TE)	$61	$61	$66	$59	$65	—	(6.2)%
Provision for loan losses	10	4	65	75	42	150.0%	(76.2)
Noninterest expense	49	46	57	86	60	6.5	(18.3)
Net income (loss) attributable to Key	1	7	(35)	(64)	(23)	(85.7)	N/M
Average loans and leases	4,478	4,574	4,610	5,010	5,051	(2.1)	(11.3)
Average loans held for sale	16	1	—	20	18	N/M	(11.1)
Average deposits	5	6	7	6	9	(16.7)	(44.4)
Net loan charge-offs	18	18	21	30	29	—	(37.9)
Net loan charge-offs to average loans	1.61%	1.60%	1.81%	2.38%	2.30%	N/A	N/A
Nonperforming assets at period end	$106	$111	$122	$118	$105	(4.5)	1.0
Return on average allocated equity	1.14%	7.71%	(37.94)%	(65.95)%	(25.07)%	N/A	N/A
Average full-time equivalent employees	549	563	586	619	637	(2.5)	(13.8)

Institutional and Capital Markets
Total revenue (TE)	$172	$170	$182	$187	$189	1.2%	(9.0)%
Provision for loan losses	12	12	13	28	38	—	(68.4)
Noninterest expense	104	110	127	140	119	(5.5)	(12.6)
Net income (loss) attributable to Key	36	32	26	13	21	12.5	71.4
Average loans and leases	5,005	5,526	6,145	7,384	8,390	(9.4)	(40.3)
Average loans held for sale	171	124	203	147	193	37.9	(11.4)
Average deposits	2,658	2,575	2,648	2,451	2,332	3.2	14.0
Net loan charge-offs	13	26	9	51	11	(50.0)	18.2
Net loan charge-offs to average loans	1.04%	1.91%	.58%	2.74%	.53%	N/A	N/A
Nonperforming assets at period end	$116	$107	$110	$208	$89	8.4	30.3
Return on average allocated equity	14.92%	12.96%	9.66%	4.61%	7.40%	N/A	N/A
Average full-time equivalent employees	726	729	721	744	783	(.4)	(7.3)

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful